00 00 38 09 14 _1 R 1. 0. 1. 17 *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2018 DAVITA INC. Meeting Information Meeting Type: Annual Meeting For holders as of: April 23, 2018 Date: June 18, 2018 Location: 2000 16th Street Denver, Colorado 80202 Time: 5:00 PM MDT DAVITA INC. 2000 16TH STREET DENVER, CO 80202 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

00 00 38 09 14 _2 R 1. 0. 1. 17 Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Annual Report 2. Notice & Proxy Statement How to View Online: Have the information that is printed in the box marked by the arrow  following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: (located on the If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 04, 2018 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

00 00 38 09 14 _3 R 1. 0. 1. 17 Voting items The Board of Directors recommends you vote FOR all director nominees named in the Proxy Statement in Proposal 1: 1. Election of Directors Nominees 1a. Pamela M. Arway 1b. Charles G. Berg 1c. Barbara J. Desoer 1d. Pascal Desroches 1e. Paul J. Diaz 1f. Peter T. Grauer 1g. John M. Nehra 1h. William L. Roper 1i. Kent J. Thiry 1j. Phyllis R. Yale The Board of Directors recommends you vote FOR Proposals 2 and 3: 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018. 3. To approve, on an advisory basis, the compensation of our named executive officers. The Board of Directors recommends you vote AGAINST Proposal 4: 4. Stockholder proposal regarding revisions to the Company's proxy access bylaw, if properly presented at the meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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